INDEPENDENT AUDITOR'S REPORT


To The Board of Directors of
Internet Golf Association, Inc.

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated September 8, 1999 relating to the consolidated financial statements of Internet Golf Association, Inc. and subsidiary, appearing in the Prospectus,which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                              /s/   Corbin & Wertz

                              CORBIN & WERTZ


Irvine, California
September 8, 1999